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                                                                     Exhibit 4.3


                                                                  EXECUTION COPY


      SECOND AMENDMENT, dated as of June 21, 2001 (this "AMENDMENT"), to the Series 1997-2 Supplement, dated as of July 30, 1997 (the "SUPPLEMENT"), between AESOP FUNDING II L.L.C., a Delaware limited liability company ("AFC-II"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (in such capacity, the "TRUSTEE"), to the Amended and Restated Base Indenture, dated as of July 30, 1997, between AFC-II and the Trustee (as amended, supplemented or otherwise modified from time to time, the "BASE INDENTURE").

                              W I T N E S S E T H:
                              --------------------

      WHEREAS, AFC-II has requested, and, upon this Amendment becoming effective, AFC-II and the Trustee have agreed, that certain provisions of the Supplement be amended in the manner provided for in this Amendment.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

            1. DEFINED TERMS. All capitalized terms defined in Schedule I to the Base Indenture or the Supplement and used herein shall have the meanings given to them therein.

            2. AMENDMENTS TO ARTICLE I OF THE SUPPLEMENT. Article I of the Supplement is hereby amended by deleting from subsection (b) thereof the definitions of the following defined terms in their respective entireties and substituting in lieu thereof the following definitions:

                  "SERIES 1997-2 CREDIT AGREEMENT" means the Credit Agreement, dated as of June 30, 1999, as amended and restated as of June 22, 2000, among Avis Group Holdings, Inc. (formerly known as Avis Rent A Car, Inc.), the lenders parties thereto from time to time and the LOC Agent, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "SERIES 1997-2 MAXIMUM FINANCED VEHICLE AMOUNT" means, as of any day, an amount equal to the lesser of (a) 7.5% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day and (b) $175,000,000.

            3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date on which each of the following conditions precedent have been satisfied:

            (a) AFC-II shall have executed and delivered to the Trustee, and the Trustee shall have executed, this Amendment;

            (b) The Trustee shall have received the consent of AESOP Funding Corp. to this Amendment in the form of Exhibit A hereto;

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            (c) The Trustee shall have received the consent of The Chase
      Manhattan Bank, as Collateral Agent, to this Amendment in the form of Exhibit B hereto;

            (d) The Trustee shall have received the consent of The Chase Manhattan Bank, as Depositary, to this Amendment in the form of Exhibit C hereto;

            (e) All of the conditions precedent to the effectiveness of the Liquidity Commitment Extension and Consent, dated as of the date hereof, to the Liquidity Agreement shall have been satisfied; and

            (f) The Trustee shall have received written confirmation from each of the Rating Agencies that this Amendment will not result in a downgrading or withdrawal of its rating of the Commercial Paper Notes.

            4. MISCELLANEOUS.


            (a) PAYMENT OF EXPENSES. AFC-II agrees to pay or reimburse the Trustee and AESOP Funding Corp. for all of their respective out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees and disbursements of their respective counsel.

            (b) NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby, the provisions of the Supplement are and shall remain in full force and effect.

            (c) GOVERNING LAW, COUNTERPARTS. (i) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            (ii) This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Trustee. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

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      IN WITNESS WHEREOF, AFC-II and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                   AESOP FUNDING II L.L.C.


                                   By: /s/ Dean A. Christiansen
                                       -------------------------------
                                       Name:  Dean A. Christiansen
                                       Title: President

                                   THE BANK OF NEW YORK, not in its
                                   individual capacity but solely as Trustee


                                   By: /s/ Robert D. Foltz
                                       -------------------------------
                                       Name:  Robert D. Foltz
                                       Title: Agent


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                                                                       Exhibit A
                                                             to Second Amendment
                                                                   to Supplement


                         CONSENT OF REQUIRED NOTEHOLDERS

      Reference is made to (i) that certain Series 1997-2 Supplement, dated as of July 30, 1997 (the "SUPPLEMENT"), between Aesop Funding II L.L.C. ("AFC-II") and The Bank of New York, as trustee (the "TRUSTEE"), to the Amended and Restated Base Indenture, dated as of July 30, 1997, as amended, supplemented or otherwise modified from time to time, between AFC-II and the Trustee and (ii) that certain Second Amendment to the Supplement, dated as of June 21, 2001 (the "SECOND AMENDMENT TO THE SUPPLEMENT"), between AFC-II and the Trustee.

      The undersigned hereby consents to the execution, delivery and performance of the Second Amendment to the Supplement by the parties thereto.

Dated:   June 21, 2001

                                        AESOP FUNDING CORP.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:




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                                                                       Exhibit B
                                                             to Second Amendment
                                                                   to Supplement


                           CONSENT OF COLLATERAL AGENT

      Reference is made to (i) that certain Series 1997-2 Supplement, dated as of July 30, 1997 (the "SUPPLEMENT"), between Aesop Funding II L.L.C. ("AFC-II") and The Bank of New York, as trustee (the "TRUSTEE"), to the Amended and Restated Base Indenture, dated as of July 30, 1997, as amended, supplemented or otherwise modified from time to time (the "BASE INDENTURE"), between AFC-II and the Trustee, (ii) that certain Second Amendment to the Supplement, dated as of June 21, 2001 (the "SECOND AMENDMENT TO THE SUPPLEMENT"), between AFC-II and the Trustee and (iii) that certain Collateral Agreement, dated as of July 30, 1997, between AESOP Funding Corp. ("AFC") and The Chase Manhattan Bank, as Collateral Agent, Administrative Agent, LOC Agent and Depositary. Capitalized terms used in this Consent and not otherwise defined herein are used herein with the meanings assigned in Schedule I to the Base Indenture or the Supplement, as the case may be.

      The undersigned hereby consents to the execution, delivery and performance of the Second Amendment to the Supplement by the parties thereto; PROVIDED, HOWEVER that this Consent is conditioned upon the receipt by the Trustee of the following:

      (a) written confirmation from The Chase Manhattan Bank, as Administrative Agent, of the consent to AFC's consent to the Second Amendment to the Supplement by Liquidity Lenders holding, in the aggregate, Liquidity Commitments, representing at least 66 2/3% of the Aggregate Liquidity Commitment; and

      (b) written confirmation from each of the Rating Agencies that the Second Amendment to the Supplement will not result in a downgrading or withdrawal of its rating of the Commercial Paper Notes.

Dated:   June 21, 2001

                                   THE CHASE MANHATTAN BANK, as
                                   Collateral Agent


                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:


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                                                                       Exhibit C
                                                             to Second Amendment
                                                                   to Supplement


                              CONSENT OF DEPOSITARY

      Reference is made to (i) that certain Series 1997-2 Supplement, dated as of July 30, 1997 (the "SUPPLEMENT"), between Aesop Funding II L.L.C. ("AFC-II") and The Bank of New York, as trustee (the "TRUSTEE"), to the Amended and Restated Base Indenture, dated as of July 30, 1997, as amended, supplemented or otherwise modified from time to time (the "BASE INDENTURE"), between AFC-II and the Trustee, (ii) that certain Second Amendment to the Supplement, dated as of June 21, 2001 (the "SECOND AMENDMENT TO THE SUPPLEMENT"), between AFC-II and the Trustee and (iii) that certain Depositary Agreement, dated as of July 30, 1997, between AESOP Funding Corp. ("AFC") and The Chase Manhattan Bank, as Depositary. Capitalized terms used in this Consent and not otherwise defined herein are used herein with the meanings assigned in Schedule I to the Base Indenture or the Supplement, as the case may be.

      The undersigned hereby consents to the execution, delivery and performance of the Second Amendment to the Supplement by the parties thereto; PROVIDED, HOWEVER that this Consent is conditioned upon the receipt by the Trustee of written confirmation from each of the Rating Agencies that the Second Amendment to the Supplement will not result in a downgrading or withdrawal of its rating of the Commercial Paper Notes.

Dated:  June 21, 2001
                                            THE CHASE MANHATTAN BANK, as
                                            Depositary


                                            By:
                                                --------------------------------
                                                Name:
                                                Title: